UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 21, 2007

The Dayton Power and Light Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On May 21, 2007, DPL Inc., on behalf of itself and its wholly-owned subsidiary, The Dayton Power and Light Company (the “Company”) announced that, subject to court approvals, it had settled its litigation against Peter H. Forster, Caroline E. Muhlenkamp and Stephen F. Koziar, Jr. currently pending in the Court of Common Pleas of Montgomery County, Ohio.  In exchange for the relinquishment by the three former executives of claims of approximately $134 million, the former executives will receive $25 million in cash less all applicable withholding taxes.  The Company expects to report a gain in the second quarter.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

(d)                                  Exhibits.

99.1         Press Release of DPL Inc., dated May 21, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007	The Dayton Power and Light Company

/s/ Miggie E. Cramblit
Name: Miggie E. Cramblit
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of DPL Inc., dated May 21, 2007.	E